                           LIMITED POWER OF ATTORNEY

    Know all by these presents, that the undersigned hereby makes, constitutes and appoints Jerry Allison, Gil C. Tily, Christie B. Tillapaugh and Richard D.
Rosen (any of whom may act individually) as the true and lawful attorney-in-fact of the undersigned, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)  prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5
(including any amendments thereto) and any Schedule 13D (including any amendments thereto) with respect to the securities of Amkor Technology, Inc., a
Delaware corporation (the "Company"), with the United States Securities and
Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange
Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act"), including obtaining any filing codes or reissuance of existing filing codes, if necessary, in connection therewith;

(2)  seek or obtain, as the undersigned's representative and on behalf of the undersigned, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information; and

(3)  perform any and all other acts which in the discretion of such attorney-
in- fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

     The undersigned acknowledges that:

(1)  this Power of Attorney authorizes, but does not require, such attorney-
in- fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)  any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in- fact, in his or her discretion, deems necessary or desirable;

(3)  neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the
Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act;

(4)  this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the
Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act; and

(5)  this Power of Attorney supersedes and replaces any prior power of attorney executed by the undersigned for any of the purposes set forth herein.

    Although this Power of Attorney supersedes and replaces any prior power of attorney executed by the undersigned for any of the purposes set forth herein, the undersigned hereby ratifies and approves of any actions taken pursuant to any prior power of attorney for any of the purposes set forth herein, including without limitation the granting thereof by the undersigned on his, her or its behalf.  The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact shall lawfully do or cause to be done of, for and on behalf of the undersigned by virtue of this Power of Attorney.

    This Power of Attorney may be executed in several counterparts (if applicable), each of which shall be deemed an original but all of which shall constitute one and the same instrument.

    This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 6th day of February, 2018.

    Name of individual and/or entity covered by this Power of Attorney: John T.
Kim 2018 Irrevocable Trust Agreement dated February 6, 2018.

By: /s/ John T. Kim
--------------------
Name: John T. Kim
Title: Co-Trustee

(NOTARY)

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 15th day of February, 2018.

Name of individual and/or entity covered by this Power of Attorney: John T. Kim
2018 Irrevocable Trust Agreement dated February 6, 2018.

By: /s/ Susan Y. Kim
---------------------
Name: Susan Y. Kim
Title: Co-Trustee